Exhibit 4.1

EXECUTION VERSION

OPKO HEALTH, INC.

3.00% CONVERTIBLE SENIOR NOTES DUE 2033

INDENTURE

DATED AS OF

JANUARY 30, 2013

WELLS FARGO BANK, NATIONAL ASSOCIATION

TRUSTEE

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EXHIBITS

Form of Note	A-1

Form of Transfer Certificate	B-1

Restricted Stock Legend	C-1

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INDENTURE, dated as of January 30, 2013, between OPKO HEALTH, INC., a Delaware corporation (“Company,” as more fully set forth in Section 1.1), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (“Trustee,” as more fully set forth in Section 1.1).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.00% Convertible Senior Notes due 2033:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

1.1 Definitions.

“Accredited Investor.” The term “Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the Securities Act.

“Act.” The term “Act,” with respect to any Holder, has the meaning specified in Section 1.3.

“Additional Interest.” The term “Additional Interest” means the additional interest payable pursuant to Section 6.2(b) and pursuant to, and to the extent provided in, the Registration Rights Agreement. Unless the context otherwise requires, all references to interest include Additional Interest, if any, payable pursuant hereto.

“Additional Notes.” The term “Additional Notes” means an unlimited aggregate principal amount of additional Notes that may be issued by the Company under this Indenture as part of the same series as the Initial Notes; provided that, if any such additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

“Additional Shares.” The term “Additional Shares” has the meaning specified in Section 10.1(b).

“Affiliate.” The term “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members.” The term “Agent Members” has the meaning specified in Section 2.12(e).

“Applicable Procedures.” The term “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of DTC, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent.” The term “Authenticating Agent” has the meaning specified in Section 2.2.

“Averaging Period.” The term “Averaging Period” has the meaning specified in Section 10.4(e).

“Bankruptcy Law.” The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or non-U.S. law for the relief of debtors.

“Bid Solicitation Agent.” The term “Bid Solicitation Agent” means the agent selected by the Company for purposes of determining the Trading Price of the Notes as described in Section 10.1(a)(i). The Company will initially act as the Bid Solicitation Agent.

“Board of Directors.” The term “Board of Directors” means either the board of directors of the Company or the executive or any other committee of that board duly authorized to act in respect hereof.

“Board Resolution.” The term “Board Resolution” means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day.” The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to close or be closed.

“Capital Stock.” The term “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement.” The term “Cash Settlement” has the meaning specified in Section 10.2(a).

“Certificated Notes.” The term “Certificated Notes” means Notes that are in registered definitive form.

“Close of Business.” The term “Close of Business” means 5:00 p.m., New York City time.

“Combination Settlement.” The term “Combination Settlement” has the meaning specified in Section 10.2(a).

“Common Stock.” The term “Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of Capital Stock of the Company into which such shares of common stock are reclassified or changed after the date hereof, or in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“common stock.” The term “common stock” means, with respect to any Person, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such Person.

“Company.” The term “Company” means OPKO Health, Inc., a Delaware corporation, and also includes its successors and assigns.

“Company Order.” The term “Company Order” means a written order signed in the name of the Company by the Chairman of the Board of Directors or the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Controller, Assistant Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary of the Company, and delivered to the Trustee.

“Company’s Filing Obligations.” The term “Company’s Filing Obligations” has the meaning specified in Section 6.2(b).

“Continuing Director.” The term “Continuing Director” means a director of the Company who either was a member of the Company’s board of directors on the Issue Date or who becomes a member of the Company’s board of directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the Continuing Directors on the Company’s board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of its entire board of directors in which such individual is named as nominee for director.

“Conversion Agent.” The term “Conversion Agent” has the meaning specified in Section 2.3.

“Conversion Date.” The term “Conversion Date” has the meaning specified in Section 10.2(d).

“Conversion Obligation.” The term “Conversion Obligation” has the meaning specified in Section 10.1(a).

“Conversion Price.” The term “Conversion Price” means at any time an amount equal to $1,000 divided by the applicable Conversion Rate.

“Conversion Rate.” The term “Conversion Rate” has the meaning specified in Section 10.1(a).

“Corporate Trust Office.” The term “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered, which at the date of this Indenture is located at 7000 Central Parkway, Suite 550, Atlanta, GA 30328, Attention: Corporate Trust Services—Administrator for OPKO Health, Inc. 3.00% Convertible Senior Notes due 2033.

“Custodian.” The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Conversion Value.” The term “Daily Conversion Value” means, for each of the 25 consecutive VWAP Trading Days during the Observation Period, one-twenty-fifth (1/25th) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock on such VWAP Trading Day, as determined by the Company. Any such determination by the Company shall be conclusive absent manifest error.

“Daily Measurement Value.” The term “Daily Measurement Value” means, with respect of any conversion of a Note, the Fixed Dollar Amount for such conversion, divided by 25.

“Daily Settlement Amount.” The term “Daily Settlement Amount” means, for each of the 25 VWAP Trading Days during the Observation Period,

(i)	cash equal to the lesser of (x) the Daily Measurement Value and (y) the Daily Conversion Value relating to such VWAP Trading Day; and

(ii)	if such Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (B) the Daily VWAP of the Common Stock for such VWAP Trading Day.

“Daily VWAP.” The term “Daily VWAP” means for each of the 25 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page OPK <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day as the Board of Directors determines in good faith using a volume-weighted method).

“Default.” The term “Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 6.1.

“Defaulted Interest.” The term “Defaulted Interest” has the meaning specified in Section 11.2.

“Depositary.” The term “Depositary” means, with respect to the Notes of any series issuable in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 2.1(a) until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” means each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Notes of any such series means the Depositary with respect to the Notes of that series.

“Discharge.” The term “Discharge” has the meaning specified in Section 8.1.

“Distributed Property.” The term “Distributed Property” has the meaning specified in Section 10.4(c).

“DTC.” The term “DTC” means The Depository Trust Company, a New York corporation, or any successor Depositary.

“Early Conversion.” The term “Early Conversion” has the meaning specified in Section 10.1(c).

“Effective Date.” Except as provided in Section 10.1(c), the term “Effective Date” means the date a Fundamental Change or Make-Whole Fundamental Change, as applicable, occurs or becomes effective, which in the case of a Make-Whole Fundamental Change described in clause (ii) of the definition thereof, shall be the date of issuance of the applicable Notice of Optional Redemption.

“Event of Default.” The term “Event of Default” has the meaning specified in Section 6.1.

“Ex-Date.” The term “Ex-Date” means, with respect to any issuance or distribution on the Common Stock, the first date on which the shares of Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question.

“Exchange Act.” The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fixed Dollar Amount.” The term “Fixed Dollar Amount” means, with respect to any conversion of a Note, the amount indicated in the Settlement Notice as the amount of cash per $1,000 principal amount of Notes to be paid upon conversion of such Note, provided that if (a) no such amount is specified in such Settlement Notice, (b) such Settlement Notice is not delivered, or (c) the Company has made an Irrevocable Net Share Settlement Election, the Fixed Dollar Amount shall be $1,000.

“Form of Repurchase Notice” The term “Form of Repurchase Notice” means the “Form of Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change.” The term “Fundamental Change” will be deemed to have occurred at the time after the Issue Date that any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, the Company’s Subsidiaries or the Company’s or the Company’s Subsidiaries’ employee benefit plans and other than Permitted Owners, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Capital Stock representing more than 50% of the voting power of all shares of Capital Stock of the Company or the Permitted Owners have (or any “group” within the meaning of Section 13(d) of the Exchange Act including any Permitted Owner has) become the direct or indirect “beneficial owners, “ as defined in Rule 13d-3 under the Exchange Act, of the Capital Stock of the Company representing more than 70% of the voting power of Capital Stock of the Company;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (B) above in which the holders of all classes of common stock of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of the total voting power of all classes of common stock of the continuing or surviving corporation or transferee, or, in either case, the parent thereof, immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);

(3) Continuing Directors cease to constitute at least a majority of the Board of Directors;

(4) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(5) the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clauses (1) or (2) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by holders of common stock (excluding cash payments for fractional shares) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration (subject to the provisions of Section 10.1, Section 10.2).

“Fundamental Change Expiration Time.” The term “Fundamental Change Expiration Time” has the meaning specified in Section 3.2(b)(ix).

“Fundamental Change Repurchase Date.” The term “Fundamental Change Repurchase Date” has the meaning specified in Section 3.2(a).

“Fundamental Change Repurchase Notice.” The term “Fundamental Change Repurchase Notice” has the meaning specified in Section 3.2(a)(i).

“Fundamental Change Repurchase Price.” The term “Fundamental Change Repurchase Price” has the meaning specified in Section 3.2(a).

“Fundamental Change Repurchase Right Notice.” “Fundamental Change Repurchase Right Notice” has the meaning specified in Section 3.2(b).

“GAAP.” The term “GAAP,” with respect to any computation required or permitted hereunder, means generally accepted accounting principles in effect in the United States of America which are applicable at the date of such computation and which are consistently applied for all applicable periods.

“Global Note.” The term “Global Note” means a Note that is in the form of the Note attached hereto as Exhibit A and registered in the Register in the name of the Depositary.

“Global Notes Legend.” The term “Global Notes Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Holder.” The term “Holder” means the Person in whose name the Note is registered in the Register.

“Indenture.” The term “Indenture” or “this Indenture” means this instrument as amended or supplemented from time to time in accordance with the terms hereof.

“Initial Notes.” The term “Initial Notes” means the $175,000,000 aggregate principal amount of the Notes issued under this Indenture on the Issue Date. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

“Interest Payment Date.” The term “Interest Payment Date” has the meaning specified in Section 11.1.

“Irrevocable Net Share Settlement Election.” The term “Irrevocable Net Share Settlement Election” has the meaning specified in Section 10.2(b).

“Irrevocable Net Share Settlement Election Date.” The term “Irrevocable Net Share Settlement Election Date” has the meaning specified in Section 10.2(b).

“Issue Date.” The term “Issue Date” means January 30, 2013.

“Last Reported Sale Price.” The term “Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the OTC Markets Group Inc. or a similar organization. In absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the Placement Agents, selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be made by the Company and shall be conclusive absent manifest error.

“Make-Whole Fundamental Change.” The term “Make-Whole Fundamental Change” means the occurrence of either of the following events before February 1, 2019: (i) a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition thereof, but without regard to the proviso in clause (2) of the definition thereof), or (ii) the Company calls the Notes for redemption pursuant to Article 12.

“Market Disruption Event.” The term “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Maturity Date.” The term “Maturity Date” means, with respect to the Notes, February 1, 2033, unless earlier repurchased, redeemed or converted.

“Measurement Period.” The term “Measurement Period” has the meaning specified in Section 10.1(a)(i).

“Merger Event.” The term “Merger Event” has the meaning specified in Section 10.10.

“Notes.” The term “Notes” means any of the Company’s 3.00% Convertible Senior Notes due 2033, as amended or supplemented from time to time, issued under this Indenture. Unless the context requires otherwise, all references to the Notes shall include the Initial Notes and the Additional Notes.

“Notice of Conversion.” The term “Notice of Conversion” has the meaning specified in Section 10.2(c).

“Notice of Optional Redemption.” The term “Notice of Optional Redemption” has the meaning specified in Section 12.3.

“Observation Period.” The term “Observation Period” means:

(i) with respect to any Conversion Date occurring during the period beginning on the 30th Scheduled Trading Day prior to the Maturity Date, the 25 consecutive VWAP Trading Day period beginning on, and including, the 27th Scheduled Trading Day prior to the Maturity Date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day);

(ii) with respect to any Conversion Date occurring after the date of the issuance of a Notice of Optional Redemption, the 25 consecutive VWAP Trading Day period beginning on, and including, the 27th Scheduled Trading Day prior to the applicable Redemption Date; and

(iii) in all other instances, the 25 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day after the related Conversion Date in respect of such Notes.

“Officer.” The term “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Controller, Assistant Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary of the Company.

“Officer’s Certificate.” The term “Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Controller, Assistant Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary of the Company and delivered to the Trustee. The Officer signing the Officer’s Certificate given pursuant to Section 4.4 or Section 4.9 shall be the principal executive, financial or accounting officer of the Company.

“Open of Business.” The term “Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel.” The term “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 13.3 if and to the extent required by the provisions of such Section 13.3.

“Optional Redemption.” The term “Optional Redemption” has the meaning specified in Section 12.1(a).

“Paying Agent.” The term “Paying Agent” has the meaning specified in Section 2.3.

“Permitted Owners.” The term “Permitted Owners” means Phillip Frost, M.D. or entities directly or indirectly controlled by him or established for the benefit of him or his descendants or spouses or charities.

“Person.” The term “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof and any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.

“Physical Settlement.” The term “Physical Settlement” has the meaning specified in Section 10.2(a).

“Placement Agent.” The term “Placement Agent” means each of Jefferies & Company, Inc. and Ladenburg Thalmann & Co. Inc.

“Private Placement Memorandum.” The term “Private Placement Memorandum” means the preliminary private placement memorandum for the sale of the Notes, dated January 23, 2013, as supplemented by the related pricing term sheet.

“QIBs.” The term “QIBs” has the meaning specified in Section 2.1(a).

“Record Date.” The term “Record Date” means any Regular Record Date or Special Record Date.

“Redemption Date.” The term “Redemption Date” means the date specified for redemption of the Notes in accordance with the terms of the Notes and Article 12.

“Redemption Price.” The term “Redemption Price” has the meaning specified in Section 12.1(b).

“Reference Property.” The term “Reference Property” has the meaning specified in Section 10.10.

“Register.” The term “Register” has the meaning specified in Section 2.3.

“Registrar.” The term “Registrar” has the meaning specified in Section 2.3.

“Registration Rights Agreement.” The term “Registration Rights Agreement” means Annex C to the Purchase Agreement, dated as of January 25, 2013, between the Company and the purchasers of the Notes.

“Registrable Securities.” The term “Registrable Securities” has the meaning given to such term in the Registration Rights Agreement.

“Regular Record Date.” The term “Regular Record Date” has the meaning specified in Section 11.1.

“Relevant Date.” The term “Relevant Date” has the meaning specified in Section 10.4(n).

“Responsible Officer.” The term “Responsible Officer” of the Trustee hereunder means any vice president, any assistant vice president, any trust officer or assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in the case of any such officer, who shall have direct responsibility for the administration of this Indenture.

“Restricted Notes.” The term “Restricted Notes” has the meaning specified in Section 2.6(f)(i).

“Restricted Notes Legend.” The term “Restricted Notes Legend” has the meaning specified in the form of Note attached hereto as Exhibit A.

“Restricted Stock Legend.” The term “Restricted Stock Legend” means a legend in the form attached hereto as Exhibit C.

“Rule 144.” The term “Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A.” The term “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Scheduled Trading Day.” The term “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC.” The term “SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act.” The term “Securities Act” means the Securities Act of 1933, as amended.

“Settlement Amount.” The term “Settlement Amount” has the meaning specified in Section 10.2(a)(v).

“Settlement Method.” The term “Settlement Method” means, with respect to any conversion of notes, Physical Settlement, Cash Settlement or Combination Settlement.

“Settlement Notice.” The term “Settlement Notice” has the meaning specified in Section 10.2(a)(iii)(A).

“Significant Subsidiary.” The term “Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Exchange Act as in effect on the Issue Date.

“Special Record Date.” The term “Special Record Date” has the meaning specified in Section 11.2(a).

“Specified Repurchase Date.” The term “Specified Repurchase Date” has the meaning specified in Section 3.3(a).

“Specified Date Repurchase Notice.” The term “Specified Date Repurchase Notice” has the meaning specified in Section 3.3(b)(i).

“Specified Date Repurchase Price.” The term “Specified Date Repurchase Price” has the meaning specified in Section 3.3(a).

“Specified Date Repurchase Right Notice.” The term “Specified Date Repurchase Right Notice” has the meaning specified in Section 3.3(c).

“Spin-Off.” The term “Spin-Off “ has the meaning specified in Section 10.4(c).

“Stated Maturity.” The term “Stated Maturity” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Note or such installment of interest is due and payable.

“Stock Price.” The term “Stock Price” means the price paid or deemed paid per share of Common Stock in connection with a Make-Whole Fundamental Change or Early Conversion pursuant to which Additional Shares shall be added to the Conversion Rate of the Notes to the extent required by Section 10.1(b) or Section 10.1(c), as applicable, which shall be equal to (i) if holders of Common Stock receive only cash in a Make-Whole Fundamental Change, the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change, and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the Conversion Date in the event of an Early Conversion, as applicable.

“Subsidiary.” The term “Subsidiary” means, with respect to any Person, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person. For the purposes of this definition, “voting stock” means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

“Successor Person.” The term “Successor Person” has the meaning specified in Section 5.1(a)(i).

“Temporary Notes.” The term “Temporary Notes” has the meaning specified in Section 2.9.

“Trading Day.” The term “Trading Day” means a day during which (i) trading in the Common Stock generally occurs on a U.S. national securities exchange or market and (ii) there is no Market Disruption Event. If the Common Stock is not so traded, “Trading Day” means a Business Day.

“Trading Price.” The term “Trading Price” with respect to any Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of such Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include any or all of the Placement Agents; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. Any such determination by the Bid Solicitation Agent shall be conclusive absent manifest error.

“Trading Price Condition.” The term “Trading Price Condition” has the meaning specified in Section 10.1(a)(i).

“Trustee.” The term “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Trust Indenture Act.” The term “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Uniform Commercial Code.” The term “Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

“unit of Reference Property.” The term “unit of Reference Property” has the meaning specified in Section 10.10(c).

“United States.” The term “United States” means the United States of America (including the States and Commonwealths thereof and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

“Valuation Period.” The term “Valuation Period” has the meaning specified in Section 10.4(c).

“VWAP Market Disruption Event.” The term “VWAP Market Disruption Event” means (i) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day.” The term “VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

1.2 Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including, without limitation;

(e) words in the singular include the plural, and words in the plural include the singular;

(f) all references to $, dollars, cash payments or money refer to United States currency;

(g) “may” is not mandatory and shall not create any limitation;

(h) unless the context requires otherwise, all references to payments of interest on the Notes shall include Additional Interest, if any, payable in accordance with the terms of Section 6.2(b) and/or the Registration Rights Agreement; and

(i) all terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or defined or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture.

1.3 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of

Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.3.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b) The ownership of Notes shall be proved by the Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE NOTES

2.1 Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(a) Issuance of Notes. The Notes are being offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) and Accredited Investors, and shall be issued initially in the form of one or more Global Notes that shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of DTC or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b) Global Notes in General. Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

(c) Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary. Payment of the principal, accrued and unpaid interest (including any Additional Interest), if any, and the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, on the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(d) Book-Entry Provisions. This Section 2.1(d) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with Section 2.2, authenticate and deliver Global Notes that (a) shall be registered in the name of the nominee of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends substantially similar to those required by Section 2.1(e).

(e) Legends.

(i) Each Global Note shall bear the Global Notes Legend set forth in Exhibit A hereto.

(ii) Each Restricted Note shall bear the Restricted Notes Legend set forth in Exhibit A hereto. Each Note that bears or is required to bear the Restricted Notes Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(iii) Every stock certificate representing the shares of Common Stock issued in the circumstances described in Section 2.6(g) shall initially bear the Restricted Stock Legend in the form attached hereto as Exhibit C.

2.2 Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time after the execution and delivery of this Indenture, the Company may deliver Notes (including Additional Notes) executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in fully registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000 in excess thereof.

The Trustee may appoint authenticating agents (any such agent, an “Authenticating Agent”). The Trustee may at any time after the Issue Date appoint an Authenticating Agent acceptable to the Company to authenticate Notes. An Authenticating Agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.7. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

2.3 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer, exchange and conversion of Notes (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents. The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 4.6. The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 4.6.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-Registrar not a party to this Indenture. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Company or any of its domestic wholly owned Subsidiaries may act as the Paying Agent, the Registrar, the Conversion Agent or a co-Registrar.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, after the qualification of this Indenture with the Trust Indenture Act, that such Paying Agent will comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and the office of Wells Fargo Bank, National Association, at 7000 Central Parkway, Suite 550, Atlanta, GA 30328, Attention: Corporate Trust Services—Administrator for OPKO Health, Inc. 3.00% Convertible Senior Notes due 2033, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, to be such office or agency of the Company for the aforesaid purposes. The Company may at any time rescind the designation of the Paying Agent, the Conversion Agent and/or the Registrar or approve a change in the location through which any of them acts.

2.4 Paying Agent and Conversion Agent to Hold Money and Securities in Trust. The Paying Agent or the Conversion Agent shall (or, if the Paying Agent or the Conversion Agent is not a party hereto, the Company shall require each Paying Agent or the Conversion Agent to agree in writing that such Paying Agent or such Conversion Agent shall) hold in trust for the benefit of Holders or the Trustee (if the Trustee is not the Paying Agent or the Conversion Agent) all money and shares of Common Stock held by the Paying Agent or the Conversion Agent for the making of payments or deliveries in respect of the Notes and shall notify the Trustee (if the Trustee is not the Paying Agent or the Conversion Agent) of any default by the Company in making any such payment or delivery. At any time during the continuance of any such default, the Paying Agent or the Conversion Agent (in each case, if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and deliver all shares of Common Stock so held in trust. If the Company or its domestic wholly owned Subsidiary acts as the Paying Agent or the Conversion Agent, it shall segregate the money and shares of Common Stock, as applicable, held by it as the Paying Agent or the Conversion Agent for the making of payments or deliveries in respect of the Notes and hold it as a separate trust fund. The Company at any time may require a Paying Agent or a Conversion Agent to pay all money and deliver all shares of Common Stock held by it to the Trustee and to account for any funds and shares of Common Stock disbursed or delivered by the Paying Agent or the Conversion Agent. Upon complying with this Section 2.4, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for the money and, if applicable, shares of Common Stock delivered to the Trustee.

2.5 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after the Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

2.6 Transfer and Exchange.

(a) Subject to Section 2.12, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.3, (i) the Company shall execute, and the Trustee (or any Authenticating Agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.3 regarding the designated transferee or transferees in the Register. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to the Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon any such transfer or exchange of Notes.

(e) The Company shall not be required to make, and the Registrar need not register, any such transfers or exchanges of Notes surrendered for conversion, Notes selected for Optional Redemption or Notes in respect of which a Fundamental Change Repurchase Notice or Specified Date Repurchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be converted, redeemed or repurchased in part, the portion of such Notes not to be so converted, redeemed or repurchased).

(f) Transfer Restrictions.

(i) Every Note that bears, or is required under this Section 2.6(f) to bear, the Restricted Notes Legend required by Section 2.1(e) (the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.6(f) (including with respect to the legend as set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.6(f) and Sections 2.6(g) and 2.12, the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note. Except as otherwise provided in this Indenture with respect to any Restricted Notes or as permitted under the terms of such Restricted Notes Legend, if a request is made to remove the legend on any Restricted Note, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence that neither the Restricted Notes Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Notes are not “restricted securities” within the meaning of Rule 144 or that such Notes were sold to a Person who is not an Affiliate of the Company pursuant to a registration statement that was effective at the time of such sale. In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and the Registrar of the sale of such Note to a Person who is not an Affiliate of the Company pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Notes Legend. If the Restricted Notes Legend is removed from the face of a Note and the Note is subsequently held by the Company or an Affiliate of the Company, the Restricted Notes Legend shall be reinstated.

(ii) Except as provided elsewhere in this Indenture, any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than shares of Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Notes Legend unless such Notes have been transferred (A) to the Company, (B) under a registration statement that has been declared effective under the Securities Act, (C) to a Person the seller reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule

144A, or (D) under any other available exemption from the registration requirements of the Securities Act and, in the case of clauses (C) and (D) above, such Notes or other securities are no longer “restricted securities” within the meaning of Rule 144.

(iii) No transfer of any Note will be registered by the Registrar unless the applicable box on the form of transfer certificate attached hereto as Exhibit B has been checked.

(iv) Any Certificated Note as to which such restrictions on transfer have expired in accordance with their terms may, upon surrender of such Certificated Note for exchange to the Registrar in accordance with the provisions of this Section 2.6, be exchanged for a new Note or Notes, of a like aggregate principal amount, which shall not bear the Restricted Notes Legend and shall not be assigned a restricted CUSIP number.

(g) Legends on the Common Stock.

(i) Except as provided elsewhere in this Indenture, any stock certificate representing shares of Common Stock issued upon conversion of such Notes shall bear the Restricted Stock Legend unless the Notes or such shares of Common Stock, as applicable, have been transferred (A) to the Company; (B) under a registration statement that has been declared effective under the Securities Act; (C) to a Person the Holder reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB pursuant to a valid private placement exemption under the Securities Act and to whom notice is given that the transfer is being made in reliance on such an exemption; or (D) under any other available exemption from the registration requirements of the Securities Act and, in the case of clauses (C) and (D) above, such shares of Common Stock are no longer “restricted securities” within the meaning of Rule 144.

(ii) Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock which shall not bear the Restricted Stock Legend.

(h) The Company shall not permit any Note or share of Common Stock issued upon the conversion or exchange of a Note that is purchased or owned by the Company or any Affiliate thereof to be resold by the Company or such Affiliate unless (a) registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144) or (b) such Note or shares of Common Stock are designated by a separate restricted CUSIP number. If the legend is removed from the face of a Note and the Note is subsequently held by the Company or an Affiliate of the Company, the legend shall be reinstated.

2.7 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and such Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue, and the Trustee shall authenticate and deliver, a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and such Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Upon the issuance of any new Notes under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.7 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

2.8 Outstanding Notes. Notes outstanding at any time are all Notes authenticated and delivered under this Indenture except for those cancelled by the Trustee, those delivered to the Trustee for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer has been notified in writing to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officer’s Certificate to such effect. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Article 6 and Article 9).

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; provided that in no event shall both the replaced Note and the new Note issued under Section 2.7 be deemed to be outstanding at the same time.

If the Paying Agent holds, in accordance with this Indenture, on the Maturity Date, money or securities sufficient to pay Notes payable on such date, then immediately after the Maturity Date, such Notes shall cease to be outstanding and interest (including Additional Interest), if any, on such Notes shall cease to accrue, whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent, and such Notes shall cease to be convertible.

If a Note is converted in accordance with Article 10 and required to be cancelled pursuant to Section 2.10, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding and interest (including Additional Interest), if any, shall cease to accrue on such Note.

2.9 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes (“Temporary Notes”). Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for Temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for Temporary Notes.

2.10 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Conversion Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion payment or cancellation and shall dispose of such cancelled Notes in its customary manner. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

2.11 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest (including any Additional Interest) or the Fundamental Change Repurchase Price or the Redemption Price, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee and their respective agents shall be affected by notice to the contrary.

2.12 Transfer of Notes. Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.12(a)(i); (B) transfers of a beneficial interest in a Global Note for a Certificated Note shall comply with Section 2.6 and Section 2.12(a)(ii) below, (C) transfers of a Certificated Note shall comply with Section 2.6 and Section 2.12(a)(iii) and (iv) below, and (D) transfers of beneficial interests between different Global Notes shall comply with Section 2.6 and Section 2.12(a)(v) below. Any such transfer shall comply with the Applicable Procedures to the extent so required.

(a) Provisions relating to transfers and exchanges:

(i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof,

and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

(ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except:

(A) Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

(1) DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary is not appointed by the Company within 90 calendar days of such notice; or

(2) the Company, at any time, in its sole discretion, executes and delivers to the Trustee and the Registrar an Officer’s Certificate stating that the entire Global Note shall be so exchangeable.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this clause (ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(B) The owner of a beneficial interest in a Global Note will be entitled to receive a Certificated Note in exchange for such interest if an Event of Default has occurred and is continuing.

Upon receipt by the Registrar of instructions from the Holder of a Global Note directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

(1) the Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Note;

(2) the Company shall promptly execute, and upon Company Order the Trustee shall authenticate and deliver, to such beneficial owner Certificated Note(s) in an equivalent amount to such beneficial interest in such Global Note; and

(3) the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request: (x) to register the transfer of such Certificated Notes; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B) so long as such Notes are “restricted securities” (as defined under Rule 144), such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (1), (2) or (3) below, and are accompanied by the following additional information and documents, as applicable:

(1) if such Certificated Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(2) if such Certificated Notes are being transferred to the Company, a certification to that effect; or

(3) if such Certificated Notes are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form attached hereto as Exhibit B, if applicable) and (ii) if the Company so requests, an Opinion of Counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon.

(iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A) so long as the Notes are Restricted Notes, certification, in the form attached hereto as Exhibit B, that such Certificated Note is being transferred to a QIB in accordance with Rule 144A; and

(B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the

Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of a Company Order, a new Global Note in the appropriate principal amount.

(v) Transfers of a Beneficial Interest between different Global Notes. A beneficial interest in one Global Note may be exchange for a beneficial interest in another Global Note in accordance with the following procedures:

(A) A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(B) Transfers by an owner of a beneficial interest in the Global Note that is a Restricted Note to transferee who takes delivery of such interest through another Global Note shall be made only upon receipt by the Registrar and the Company of the certification substantially in the form provided on Exhibit B.

(C) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

(b) Subject to the succeeding Section 2.12(c), every Note shall be subject to the restrictions on transfer provided in Section 2.6(f), including the delivery of an Opinion of Counsel, if so required. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by an executed certificate in substantially the form attached hereto as Exhibit B, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

(c) The restrictions imposed by Sections 2.6(f) upon the transferability of any Note shall cease and terminate when such Note has been sold to a Person who is not an Affiliate of the Company pursuant to an effective registration statement under the Securities Act or transferred by a Person who is not an Affiliate of the Company to a Person who is not an Affiliate of the Company under any available exemption from the registration requirements of the Securities Act and as a result thereof such Notes no longer is a “restricted security” within the meaning of Rule 144. Any Note as to which such restrictions on transfer shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated other than by reason of a transfer pursuant to an effective registration statement under the Securities Act, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that such Note no longer is a “restricted security”), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.1(e). The Company shall inform the Trustee in writing promptly after a registration statement with respect to the Notes or any shares of Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

(d) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

(i) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Note may be exchanged for Notes registered in the name of any Person designated by the Depositary in accordance with Section 2.12(a)(ii).

(ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of Section 2.12(e), the Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly upon request make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(v) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

(e) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder or (iv) any payments under or with respect to the Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.13 CUSIP and ISIN Numbers.

(a) The Company, in issuing the Notes, will use restricted CUSIP and ISIN numbers for such Notes (if then generally in use). To the extent the Restricted Notes Legend is removed from such Notes, the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes from which the Restricted Notes Legend is so removed. The Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to

Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing in the event of any change in the CUSIP or ISIN numbers.

(b) Except as otherwise provided in this Section 2.13(b), the Company, upon issuing shares of Common Stock upon conversion of Notes, will use a restricted CUSIP number for such shares of Common Stock. Until such time as the Restricted Stock Legend is removed pursuant to Section 2.6(g) or otherwise from such shares of Common Stock, the applicable restricted CUSIP number will be the CUSIP number for such shares of Common Stock. At such time as the Restrictive Stock Legend is removed from such shares of Common Stock pursuant to Section 2.6(g) or otherwise, an unrestricted CUSIP number for such shares of Common Stock will be deemed to be the CUSIP number for such shares of Common Stock, but only with respect to the shares of Common Stock from which the Restrictive Stock Legend is so removed.

ARTICLE 3

REPURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

3.1 Company Right to Redeem. Except as provided in Article 12, the Company shall have no right to redeem the Notes before the Maturity Date.

3.2 Right to Require Repurchase upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 and not more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice, subject to extension to comply with a applicable laws, at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Interest) thereon to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after the Close of Business on a Regular Record Date and on or prior to the Close of Business on the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the Close of Business on the corresponding Regular Record Date (the “Fundamental Change Repurchase Price”).

Repurchases of Notes under this Section 3.2 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent (in the case of Notes held in book-entry form, in accordance with Applicable Procedures) by a Holder of a duly completed notice

(the “Fundamental Change Repurchase Notice”) substantially in the form of the Form of Repurchase Notice between the date of the Fundamental Change Repurchase Right Notice and the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (subject to extension to comply with applicable law); and

(ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.2 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

Each Fundamental Change Repurchase Notice shall state:

(1) if certificated, the certificate numbers of Notes to be delivered for repurchase (in the case of Notes held in book-entry form, in accordance with Applicable Procedures);

(2) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(3) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.2 shall be consummated by the delivery of the Fundamental Change Repurchase Price to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 3.4.

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b) After the occurrence of a Fundamental Change, but on or before the 10th calendar day following the Effective Date of such Fundamental Change, the Company shall provide to all Holders and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”), in the manner provided for in Section 13.1, of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders, arising as a result thereof.

Each Fundamental Change Repurchase Right Notice shall specify:

(i) the events causing the Fundamental Change and whether such Fundamental Change also constitutes a Make-Whole Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate (including, if applicable, the number of Additional Shares), if any;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.2.

(c) Simultaneously with providing the Fundamental Change Repurchase Notice, the Company will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish this information on the Company’s website or through such other public medium as the Company may use at that time.

(d) No Notes may be repurchased on any date at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the applicable Fundamental Change Repurchase Price with respect to such Notes).

3.3 Repurchase at Option of Holders Upon a Specified Repurchase Date.

(a) Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase on February 1, 2019, February 1, 2023 and February 1, 2028 (each a “Specified Repurchase Date”), for cash, all of such Holder’s Notes, or any portion thereof in principal amounts of $1,000 or whole multiples thereof, at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including any Contingent Interest or Additional Interest, if any) to, but excluding, the Specified Repurchase Date (the “Specified Date Repurchase Price”); provided that any such accrued and unpaid interest will be paid not to the holder submitting the notes for repurchase on the relevant repurchase date but instead to the holder of record at the close of business on the immediately preceding regular record date.

(b) Repurchases of Notes under this Section 3.3 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent (in the case of Notes held in book-entry form, in accordance with Applicable Procedures) by a Holder of a duly completed notice (the “Specified Date Repurchase Notice”) substantially in the form of the Form of Repurchase Notice between the date of the Specified Date Repurchase Right Notice and the Close of Business on the Business Day immediately preceding the Specified Repurchase Date (subject to extension to comply with applicable law); and

(ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time on or before the Close of Business on the Business Day immediately preceding the Specified Repurchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Specified Date Repurchase Price therefor; provided that such Specified Date Repurchase Price shall be so paid pursuant to this Section 3.2 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

Each Specified Date Repurchase Notice shall state:

(1) if certificated, the certificate numbers of Notes to be delivered for repurchase (in the case of Notes held in book-entry form, in accordance with Applicable Procedures);

(2) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(3) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.3 shall be consummated by the delivery of the Specified Date Repurchase Price to be received by the Holder promptly following the later of the Specified Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Paying Agent shall promptly notify the Company of the receipt by it of any Specified Date Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 3.4.

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(c) On or before the 20th Business Day prior to each Specified Repurchase Date, the Company shall give notice to all Holders of Notes and the Trustee and the Paying Agent (the “Specified Date Repurchase Right Notice”), in the manner provided for in Section 13.1, of the applicable Specified Repurchase Date and the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary.

Each Specified Date Repurchase Right Notice shall specify:

(i) the Specified Repurchase Date;

(ii) the last date on which a Holder may exercise the repurchase right pursuant to this Section 3.3;

(iii) the Specified Date Repurchase Price;

(iv) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(v) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(vi) if applicable, that the Notes with respect to which a Specified Date Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Specified Date Repurchase Notice in accordance with the terms of this Indenture; and

(vii) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.3.

(d) Simultaneously with providing the Specified Date Repurchase Right Notice, the Company will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish this information on the Company’s website or through such other public medium as the Company may use at that time.

(e) Notwithstanding the foregoing, no Notes may be repurchased at the option of the Holders under this Section 3.3 on any Specified Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Specified Date Repurchase Price with respect to such Notes).

3.4 Withdrawal of Fundamental Change Repurchase Notice or Specified Date Repurchase Notice. (a) A Fundamental Change Repurchase Notice or an Specified Date Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 3.4 at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(b) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice or Specified Date Repurchase Notice, as applicable, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 thereafter.

3.5 Deposit of Fundamental Change Repurchase Price and Specified Date Repurchase Price.

(a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.4) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or the applicable Specified Repurchase Date, an amount of cash sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price or Specified Date Repurchase Price, as applicable. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date or Specified Repurchase Date, as applicable ) will be made on the later of (i) the Fundamental Change Repurchase Date or Specified Repurchase Date, as applicable, with respect to such Note (provided the Holder has satisfied the conditions in Section 3.2 or Section 3.3, as applicable) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by

Section 3.2 or Section 3.3, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments of cash to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price or the Specified Date Repurchase Price, as applicable.

(b) Subject to a Holder’s right to receive interest on the related Interest Payment Date in the case of a Specified Repurchase Date or where the fundamental change repurchase date falls between a regular record date and the interest payment date to which it relates, if by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable, the Trustee (or other Paying Agent appointed by the Company) holds cash sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or Specified Repurchase Date, then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price or Specified Date Repurchase Price, as applicable).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 3.2 or Section 3.3, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

3.6 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to this Article 3, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b) file a Schedule TO or any successor or similar schedule; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified in this Article 3.

ARTICLE 4

COVENANTS

4.1 Payment of Notes. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Any amounts of cash and/or shares of Common Stock to be given to the Trustee, the Paying

Agent or the Conversion Agent shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by the Open of Business on the required date, with such sums to be held as provided by the applicable provisions of the Trust Indenture Act. The Company may, at its option, make payments in respect of the Notes by check mailed to a Holder’s registered address (or, if requested by a Holder of more than $1,000,000 principal amount of the Notes, by wire transfer in immediately available funds to that Holder’s account within the United States designated by such Holder in written notice to the Registrar by the Close of Business on the Regular Record Date or other record date relating to such payment, which notice shall remain effective until withdrawn by such Holder in a subsequent written notice to the Registrar) or, with respect to Global Notes, by wire transfer in immediately available funds. The Company shall make any required interest (including any Additional Interest) payments to the Person in whose name each Note is registered at the Close of Business on the Regular Record Date for such interest payment.

The Company shall, on or before each due date of the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, including Additional Interest, if any, on, the Notes or each date when delivery of cash and, if applicable, shares of Common Stock are due upon conversion of a Note, as applicable, deposit with the Paying Agent or the Conversion Agent, as applicable, a sum sufficient to pay such principal (including the Redemption Price, if applicable, or the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, including Additional Interest, if any, and such settlement obligations upon conversion, and (unless such Paying Agent or such Conversion Agent, as applicable, is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the applicable due date, such deposit must be received by the Paying Agent no later than 10:00 a.m., New York City time, on such date.

If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, including Additional Interest, if any, on, the Notes, set aside, segregate and hold in trust as provided in Section 2.4 for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, including Additional Interest, if any, on, the Notes when the same shall become due and payable.

The principal, accrued and unpaid interest (including Additional Interest), if any, the Fundamental Change Repurchase Price, if applicable, or the Redemption Price, if applicable, of the Notes being repaid, repurchased or redeemed, if applicable, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with the foregoing provisions of this Section 4.1, cash sufficient to pay all such amounts then due.

Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

4.2 SEC and Other Reports. The Company shall file any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act with the Trustee within 15 calendar days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by the Company via the EDGAR system will be deemed to be filed with the Trustee as of the time such documents are filed via the EDGAR system, provided, however, that the Trustee shall have no responsibility whatsoever to determine whether such filing via the EDGAR system has occurred. From and after qualification of this Indenture under the Trust Indenture Act, the Company shall comply with Section 314(a) of the Trust Indenture Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate).

4.3 Registration Rights.

(a) The Company agrees that the Holders from time to time of Registrable Securities are entitled to the benefits of the Registration Rights Agreement; provided, however, for the avoidance of doubt, any failure of the Company to comply with the terms of the Registration Rights Agreement (except for any failure to pay Additional Interest as provided therein) shall not result in a Default or an Event of Default hereunder.

(b) By its acceptance thereof, the Holder of Registrable Securities will have agreed to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities.

(c) Any Additional Interest payable pursuant to the Registration Rights Agreement will be in addition to any Additional Interest payable pursuant to Section 6.2(b). Whenever Additional Interest is accruing on a Regular Record Date, the Company will pay all accrued and unpaid Additional Interest to the Holders of record on such Regular Record Date on the corresponding Interest Payment Date. If Additional Interest is not accruing on a Regular Record Date, but has accrued since the immediately preceding Regular Record Date, the Company shall pay any accrued and unpaid Additional Interest on the Interest Payment Date corresponding to the later Regular Record Date to Holders of record on such later Regular Record Date.

In the event that the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Paying Agent of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Paying Agent to make payment to the extent it receives funds from the Company to do

so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

4.4 Compliance Certificate. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2013) of the Company an Officer’s Certificate complying with Section 314(a)(4) of the Trust Indenture Act and stating whether or not to the knowledge of the signers thereof, there has occurred a Default during the previous fiscal year.

4.5 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

4.6 Maintenance of Office or Agency. The Company will maintain in New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of Wells Fargo Bank, National Association, at 150 East 42nd Street, 40th Floor, New York, NY 10017, Attention: Corporate Trust Services—Administrator for OPKO Health, Inc. 3.00% Convertible Senior Notes due 2033, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.1.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes.

4.7 Delivery of Certain Information. At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company will provide the Trustee and the Holders of the Notes with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. The Company shall also furnish to Holders, beneficial owners and prospective purchasers of the Notes or shares of Common Stock issuable upon conversion of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, or compliance with any of our covenants under this Indenture.

4.8 Par Value Limitation. The Company shall not take any action that, after giving effect to any adjustment pursuant to Section 10.4, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

4.9 Statement by Officers as to Default. The Company shall deliver to the Trustee, within 30 calendar days after becoming aware of the occurrence of any Default or any Event of Default under this Indenture, an Officer’s Certificate (which Officer’s Certificate shall not be required to include such statements included in Section 13.3) specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

ARTICLE 5

SUCCESSOR PERSON

5.1 When Company May Merge or Transfer Assets.

(a) The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any other Person in any one transaction or series of related transactions, unless:

(i) The resulting, surviving or transferee Person, if not the Company (the “Successor Person”) shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and such Successor Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied; provided, however, that in giving such Opinion of Counsel, such counsel may rely on an officer’s certificate as to compliance with the foregoing clause (ii) and as to any other matters of fact; and

(iv) to the extent that the Successor Person is not the issuer of any part of the securities into which the Notes have become convertible or exchangeable, such issuer of such securities fully and unconditionally guarantees the Notes on a senior basis or provides adequate assurance (which may be in the form of a written agreement) that the issuance of securities upon conversion or exchange of Notes, and immediate resale of any such securities received upon conversion or exchange by Holders of Notes who are not Affiliates of us or the Successor Person, has been or will be registered or will not require registration under the Securities Act.

(b) The Successor Person formed by such consolidation or into which the Company is merged or the Successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Person had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.5, the Company, the Trustee and the Successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

6.1 Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to the Notes shall mean one of the following described events:

(a) default in any payment of interest (including any Additional Interest) on any Note when due and payable and the default continues for a period of 30 calendar days;

(b) default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required repurchase, upon redemption, declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes into cash or a combination of cash and shares of Common Stock, as applicable, upon exercise of a Holder’s conversion right;

(d) failure by the Company to comply with its obligations under Section 5.1;

(e) failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 3.2 or a Specified Date Repurchase Right Notice in accordance with Section 3.3 or comply with its notice requirements under Sections 10.1(a)(iii)(A), (B) or (C) when due and such failure continues for three Business Days;

(f) failure by the Company to comply with any of its covenants or agreements (other than those whose breach is elsewhere in this Section 6.1 specifically provided for) contained in the Notes or this Indenture for a period of 60 days after written notice of such failure to comply from the Trustee or the Holders of at least 25% of the aggregate principal amount of the outstanding Notes has been received by the Company;

(g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $20.0 million in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, which default results:

(i) in such debt becoming or being declared due and payable, and such debt shall not have been discharged in full or such declaration rescinded or annulled within 30 calendar days or

(ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration or otherwise, and such defaulted payment shall not have been made, waived or extended within 30 calendar days;

(h) a final judgment for the payment of $20.0 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive calendar days.

6.2 Acceleration; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in Section 6.1(i) or Section 6.1(j) with respect to the Company) occurs and is continuing, then in every such case (except as provided in the immediately following paragraph) the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon (including any Additional Interest) shall become immediately due and payable. If an Event of Default specified in Section 6.1(i) or Section 6.1(j) with respect to the Company occurs, the principal of, and accrued interest (including any Additional Interest) on, all of the Notes shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

(b) Notwithstanding the foregoing, to the extent the Company’s elects, the sole remedy for an Event of Default specified in Section 6.1(f) relating to failure by the Company to comply with its obligations pursuant to Section 4.2 or Section 4.7 (the “Company’s Filing Obligations”), shall for the first 365 days after the occurrence of such Event of Default (which will be the 61st calendar day after written notice is provided to the Company of the Default pursuant to Section 6.1(f)), consist exclusively of the right to receive Additional Interest at a rate equal to (i) 0.25% per annum of the principal amount of the outstanding Notes for each day during the 90-day period on which such Event of Default is continuing, beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the outstanding Notes for each day during the 275-day period beginning on, and including, the 91st calendar day on which such an Event of Default is continuing. On the 366th calendar day immediately following such Event of Default (if the Event of Default relating to the Company’s Filing Obligations is not cured or waived prior to such 366th day), the Notes will be subject to acceleration as provided in Section 6.2(a). This provision will not affect the rights of Holders in the event of the occurrence of any other Event of Default. Such Additional Interest, if so elected by the Company pursuant to this paragraph, shall be payable in the same manner and on the same dates as stated interest payable on the Notes. The Company may make such election by notifying, in the manner provided for in Section 13.1, the Trustee, the Paying Agent and the Holders of such election during the first 365 days after the Event of Default relating to the Company’s Filing Obligations. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided herein. If Additional Interest has been paid by the Company directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

In the event the Company does not elect to pay such Additional Interest or the Company elects to make such payment but does not pay such Additional Interest when due, the Notes will be subject to acceleration as provided in Section 6.2(a).

Any Additional Interest payable pursuant to this Section 6.2(b) will be in addition to any Additional Interest payable pursuant to the Registration Rights Agreement.

(c) This Section 6.2, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults with respect to such Notes, other than the nonpayment of principal of and accrued and unpaid interest on, or failure to deliver amounts due upon conversion of, such Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.4, then and in every such case the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.

6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including Additional Interest), if any, or payment of the Fundamental Change Repurchase Price or the Redemption Price on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Subject to the terms of Section 6.2(b) no remedy is exclusive of any other remedy. All available remedies are cumulative.

6.4 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the outstanding Notes may waive, by written notice to the Trustee and without notice to any other Holder, an existing or past default and its consequences except (a) an Event of Default described in Sections 6.1(a) or 6.1(b) (other than any nonpayment of principal of the Notes that has become due solely by reason of a declaration of acceleration, to the extent that such declaration of acceleration is duly rescinded in accordance with this Indenture) (b) a default in respect of a provision that, under Section 9.2, cannot be amended without the consent of each Holder or (c) an Event of Default described in Section 6.1(c). When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

6.5 Control by Majority. The Holders of a majority in aggregate principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1 and Section 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

6.6 Limitation on Suits. A Holder may pursue any remedy with respect to this Indenture or the Notes only if:

(a) such Holder shall have previously given to the Trustee notice that an Event of Default is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee pursue the remedy;

(c) such Holders shall have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 calendar days after the receipt of the request and the offer of security or indemnity; and

(e) the Holders of at least a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 calendar day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, accrued and unpaid interest (including Additional Interest), if any, the Fundamental Change Repurchase Price, if applicable, or the Redemption Price, if applicable, on or after the respective due dates expressed in such Holder’s Notes, and to convert the Notes in accordance with Article 10, shall not be impaired or affected without the consent of such Holder and shall not be subject to the requirements of Section 6.6.

6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including any Additional Interest) to the extent lawful) and the amounts provided for in Section 7.6.

6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other amounts due the Trustee under Section 7.6.

6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.6;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest (including Additional Interest), if any, payment of the Fundamental Change Repurchase Price, if applicable, or payment of the Redemption Price, if applicable, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice, in the manner provided for in Section 13.1, that states the record date, the payment date and the amount to be paid.

6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

6.12 Waiver of Stay, Extension or Usury Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

7.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture or required under the Trust Indenture Act, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.1(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) Whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1(a), (b) and (c).

(e) The Trustee shall not be liable for interest on any money received by it or risk or expend any of its own funds.

(f) Money or shares of Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7, and the provisions of this Article 7 shall apply to the Trustee, the Registrar, the Paying Agent and the Conversion Agent.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Responsible Officer has received written notice at its Corporate Trust Office thereof from the Company or any Holder, (ii) a Responsible Officer shall have actual knowledge thereof or (iii) solely in the case of a Default or Event of Default pursuant to Section 6.1(a) or Section 6.1(b), if the Trustee is also the Paying Agent.

(j) The Trustee shall not be deemed to have notice of any event of fact if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, unless a Responsible Officer of the Trustee had actual knowledge of such event.

(k) In the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other costs incurred with respect thereto or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company.

7.2 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.2), it shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel in accordance with Section 13.2. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel. Notwithstanding this Section 7.2(b), no Opinion of Counsel will be required in connection with any removal of the Restricted Notes Legend.

(c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, the Paying Agent and the Conversion Agent.

(i) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Any Paying Agent, Registrar, Conversion Agent or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer (or written notice of it is received by the Trustee) the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 calendar days after it occurs; provided, however, that except in the case of a Default described in Section 6.1(a), (b) or (c), the Trustee may withhold the notice if and so long it in good faith determines that withholding the notice is in the interests of Holders.

7.6 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall fully indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Responsible Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(a) To secure the Company’s payment obligations in this Section 7.6, the Trustee and (only to the extent applicable) any predecessor Trustee shall have a lien on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest (including Additional Interest), if any, the Fundamental Change Repurchase Price, if applicable, or the Redemption Price, if applicable, on particular Notes.

(b) The Company’s payment obligations pursuant to this Section 7.6 shall survive the resignation or removal of the Trustee and the Discharge of this Indenture. In the event that the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(i) or Section 6.1(j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

7.7 Replacement of Trustee.

(a) The Trustee may resign at any time by notifying the Company in writing at least 30 calendar days prior to the proposed effective date of such resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by notifying the Trustee in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.9;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

(d) If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder, fails to comply with Section 7.9, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

7.8 Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

7.9 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a)(1) and Trust Indenture Act Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b).

7.10 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

7.11 Communication to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15th following the date of qualification of this Indenture, deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a). If required by law, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

7.12 Preservation of Information.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to Trustee as provided in Section 2.5 and the names and addresses of Holder received by the Trustee in its capacity as Registrar.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

ARTICLE 8

DISCHARGE OF INDENTURE

8.1 Discharge of Liability on Notes. When (1) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes which have been replaced pursuant to Section 2.7) and not theretofore canceled or (2) all the Notes not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Observation Periods have elapsed) and the Company shall have delivered to the Holders cash and (in the case of conversion) shares of Common Stock, as applicable, sufficient to pay, all amounts owing in respect of all Notes (other than any Notes which have been replaced pursuant to Section 2.7) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Maturity Date, or upon a Fundamental Change Repurchase Date, Specified Repurchase Date, or Redemption Date, or upon declaration of acceleration or otherwise, and the Company shall have deposited with the Trustee cash sufficient to pay, in the opinion of a nationally recognized firm of certified public accountants, all amounts owing in respect of all Notes (other than any Notes which have been replaced pursuant to Section 2.7) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest, including any Additional Interest, accrued and unpaid to such Maturity Date, Fundamental Change Repurchase Date, Specified Repurchase Date or other such date, and if in either case (1) or (2) the Company shall also pay or deliver or cause to be paid or delivered all other sums payable and shares of Common Stock deliverable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to the Notes (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts and any shares of Common Stock then due, including interest (and any Additional Interest) with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar under this Indenture), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 8.3 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes (such event, the “Discharge”); provided, however, the Company hereby agrees to reimburse the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar

and to compensate the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar for any services thereafter reasonably and properly rendered by the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar in connection with this Indenture.

8.2 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

8.3 Officer’s Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 8.1, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

ARTICLE 9

MODIFICATION AND AMENDMENTS

9.1 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder or any other Person to:

(a) cure any ambiguity, omission, defect or inconsistency;

(b) provide for the assumption by a Successor Person of the Company’s obligations under this Indenture in accordance with any of Section 5.1 and Section 10.10;

(c) add guarantees with respect to the Notes;

(d) secure the Notes;

(e) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture;

(f) provide for the conversion of Notes in accordance with the terms of this Indenture;

(g) make any change that does not adversely affect the rights of any Holder;

(h) comply with any requirement of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act; or

(i) conform the provisions of this Indenture to the “Description of Notes” section in the Private Placement Memorandum.

For purposes of Section 9.1(i) above, the Trustee may rely on an Officer’s Certificate in determining that the changes effected in an amendment or supplement are made to conform the provisions of this Indenture to the “Description of Notes” section in the Private Placement Memorandum.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice, in the manner provided for in Section 13.1, briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

9.2 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, the Company and the Trustee may amend or supplement this Indenture or the Notes. However, without the consent of each Holder affected, an amendment to this Indenture or the Notes may not:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate, or extend the stated time for payment, of interest (including Additional Interest, if any) on any Note;

(c) reduce the principal, or extend the Stated Maturity, of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce any Fundamental Change Repurchase Price, Specified Date Repurchase Price or Redemption Price of any note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) change the place or currency of payment of principal or interest (including Additional Interest, if any) in respect of any Note;

(g) impair the right of any Holder to receive payment of principal of and interest (including Additional Interest, if any) on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h) adversely affect the ranking of the Notes as senior unsecured indebtedness of the Company; or

(i) make any change to the provisions of Section 6.4, this Section 9.2 or Section 9.3.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice, in the manner provided for in Section 13.1, briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

9.3 Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

9.4 Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

9.5 Trustee to Sign Supplemental Indentures. Upon the written request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture, the Trustee shall be provided with, and (subject to the provisions of Section 7.1) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

9.6 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

9.7 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act.

ARTICLE 10

CONVERSIONS

10.1 Conversion Privilege and Conversion Rate.

(a) Upon the occurrence of any of the conditions described in clauses (i), (ii), (iii) or (iv) of this Section 10.1(a), and upon compliance with the provisions of this Article 10, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of its Notes, at a rate (the “Conversion Rate”) of 141.4827 shares of Common Stock (subject to adjustment by the Company as provided in Section 10.1(b), Section 10.1(c) and Section 10.4) per $1,000 principal amount of the Notes (the “Conversion Obligation”) under the circumstances and during the periods set forth below. On and after November 1, 2032, regardless of such conditions and upon compliance with the provisions of this Article 10, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of its Notes at the applicable Conversion Rate at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(i) Prior to the Close of Business on the Scheduled Trading Day immediately preceding November 1, 2032, a Holder may surrender all or a portion of its Notes in $1,000 principal amount or an integral multiple of $1,000 in excess thereof for conversion during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate for the Notes for such Trading Day (the “Trading Price Condition”) subject to compliance with the procedures and conditions described below concerning the Bid Solicitation Agent’s obligation to make a Trading Price determination. In connection with any conversion upon satisfaction of the Trading Price Condition, the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price of the Notes would be less than 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price of the Common

Stock at such time. At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price of the Common Stock. If the Trading Price Condition has been met, the Company shall so notify in writing the Holders and the Trustee. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of the Notes is greater than 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price of the Common Stock on such date, the Company shall so notify in writing the Holders and the Trustee, and the Bid Solicitation Agent shall have no further obligation to determine the Trading Price of the Notes unless requested by the Company to do so again in writing pursuant to this clause (i). Notwithstanding the foregoing, if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the Notes from a nationally recognized securities dealer selected by the Company for the purpose of determining the Trading Price on any Trading Day, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price of the Common Stock on such date (any such determination by the Bid Solicitation Agent shall be conclusive absent manifest error). Furthermore, if the Company does not, when obligated to do so pursuant to this clause (i), instruct the Bid Solicitation Agent to determine the Trading Price of the Notes, or if the Company so instructs the Bid Solicitation Agent, but the Bid Solicitation Agent does not make such determination, then the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price of the Common Stock on such date.

(ii) Prior to the Close of Business on the Scheduled Trading Day immediately preceding November 1, 2032, a Holder may surrender all or a portion of its Notes in $1,000 principal amount or an integral multiple of $1,000 in excess thereof for conversion during any calendar quarter after the calendar quarter ending March 31, 2013 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter.

(iii) The Notes shall be convertible prior to the Close of Business on the Scheduled Trading Day immediately preceding November 1, 2032, as provided in Sections 10.1(a)(iii)(A), (B) and (C).

(A) In the event that the Company elects to:

(1) distribute to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period of not more than 60 calendar days after the record date for such distribution, to subscribe for or purchase Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of the distribution; or

(2) distribute to all or substantially all holders of Common Stock, assets (including cash) or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution; then then, in either case, Holders may surrender their Notes for conversion, in $1,000 principal amount or an integral multiple of $1,000 in excess thereof, at any time on and after the date that the Company provides the notice to such Holders referred to in the next sentence until the earlier of the Close of Business on the Business Day immediately preceding the Ex-Date for such distribution or the date the Company announces that such distribution will not take place, even if the Notes are not otherwise convertible at that time. The Company shall notify Holders and the Trustee in writing of any distribution referred to in either clause (1) or (2) of this Section 10.1(a)(iii)(A) and of the resulting conversion right no later than the 30th Scheduled Trading Day prior to the Ex-Date for such issuance or distribution.

(B) If the Company is a party to a combination, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities and/or other property or sale or conveyance of all or substantially all of its properties and assets (other than in any such transaction that constitutes a Fundamental Change and/or a Make-Whole Fundamental Change), then the Holders shall have the right to convert Notes, in $1,000 principal amount or an integral multiple of $1,000 in excess thereof, at any time beginning on the effective date of the transaction and ending on the 30th Scheduled Trading Day following the effective date of such transaction. The Company shall notify Holders and the Trustee in writing and issue a press release of the occurrence of any transaction referred to in this Section 10.1(a)(iii)(B) no later than the 3rd Business Day following the effective date of such transaction.

(C) If the Company is a party to any transaction or event that constitutes a Fundamental Change or Make-Whole Fundamental Change (other than in any such transaction that constitutes a Make-Whole Fundamental Change arising as a result of the Company’s redemption pursuant to Article 12), a Holder may surrender Notes for conversion, in $1,000 principal amount or an integral multiple of $1,000 in excess thereof, at any time, after the Company gives the notice referred to in the following sentence, until (i) the Fundamental Change Repurchase Date corresponding to such Fundamental Change or (ii) in the case of a Make-Whole Fundamental Change that is not also a Fundamental Change, the 30th Trading Day following the Effective Date of such Make-Whole Fundamental Change and, upon such surrender in connection with such Make-Whole Fundamental Change, the Holder may be entitled to receive Additional Shares of Common Stock, if any, as specified in Section 10.1(b). The Company shall notify, in the manner provided for in Section 13.1, Holders and the Trustee in writing of the occurrence of the Fundamental Change or Make-Whole Fundamental Change no later than three Business Days following the Effective Date of such Fundamental Change or Make-Whole Fundamental Change, as applicable, and shall issue a press release as promptly as practicable following such Effective Date.

(iv) If the Company calls a Holder’s Notes for Optional Redemption pursuant to Article 12, such Holder shall have the right to convert such Holder’s Notes until the Close of Business on the third Business Day immediately preceding the applicable Redemption Date (or, if the Company defaults in the payment of the Redemption Price in respect of such Optional Redemption, such date on which such default is no longer continuing), after which time such right to convert will expire.

(b) If a Make-Whole Fundamental Change occurs, and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company will, in the circumstances described in this Section 10.1(b), increase the Conversion Rate for such Notes by the number of additional shares of Common Stock (the “Additional Shares”) described in this Section 10.1(b).

(i) For purposes of this Section 10.1, a conversion of Notes will be deemed to be “in connection with”:

(A) a Make-Whole Fundamental Change described in clause (i) of the definition of “Make-Whole Fundamental Change” if the Notice of Conversion for such Notes is received by the Conversion Agent from, and including, the Effective Date for such Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 30th Trading Day immediately following such Effective Date); and

(B) a Make-Whole Fundamental Change described in clause (ii) of the definition of “Make-Whole Fundamental Change” if the Notice of Conversion for such Notes is received by the Conversion Agent from and including, the Effective Date for such Make-Whole Fundamental Changeup to the Close of Business on the third Business Day immediately preceding the relevant Redemption Date.

No later than 5 Business Days after the effective date of a Make-Whole Fundamental Change described in clause (i) of the definition of Make-Whole Fundamental Change contained in this Section 10.1(b), the Company will notify the Holders of such Effective Date and issue a press release announcing such Effective Date. In the event that a conversion of Notes occurs “in connection with” both clauses (A) and (B) of this Section 10.1(b)(i), a Holder of any such Notes to be converted will be entitled to Additional Shares based on the first to occur Effective Date, and the later event shall be deemed not to have occurred for purposes of this Section 10.1(b).

(ii) The number of Additional Shares by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Make-Whole Fundamental Change will be determined by reference to the table below, and will be based on the Effective Date and the Stock Price for such Make-Whole Fundamental Change.

(iii) The Stock Prices set forth in the first row (i.e., the column headers) of the table below will be adjusted on each date on which the Conversion Rate must be adjusted pursuant to Section 10.4. The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the

Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment, and (ii) the denominator of which is the Conversion Rate in effect immediately after the adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner, at the same time and for the same events for which the Conversion Rate is adjusted pursuant to Section 10.4 hereof.

(iv) The following table sets forth hypothetical Effective Dates, Stock Prices and the number of Additional Shares by which the Conversion Rate will be increased per $1,000 principal amount of Notes for a Holder that converts a Note in connection with a Make-Whole Fundamental Change having such Effective Date and Stock Price.

	Stock Price
Effective Date	$5.89	$6.50	$7.07	$8.00	$9.19	$11.00	$15.00	$22.00	$30.00	$40.00
January 30, 2013	28.2950	24.0760	21.3560	18.3130	15.7210	13.0690	9.5750	6.5280	3.5910	1.9940
February 1, 2014	28.2950	21.3050	18.6090	15.7640	13.4710	11.1880	8.1970	5.5890	3.0160	1.6510
February 1, 2015	28.2950	18.4620	15.7240	13.0620	11.0900	9.2020	6.7430	4.5970	2.3980	1.2040
February 1, 2016	28.2950	15.6240	12.7070	10.1880	8.5650	7.1020	5.2050	3.5490	1.7640	0.6870
February 1, 2017	28.2950	12.9880	9.5940	7.1380	5.9050	4.8980	3.5910	2.4490	1.1200	0.1550
February 1, 2018	28.2950	10.9290	6.2650	3.7640	3.0480	2.5370	1.8610	1.2690	0.4350	0.0000
February 1, 2019	28.2950	8.6590	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(v) If the Stock Price and/or Effective Date for a Make-Whole Fundamental Change are not set forth in the table above, then:

(A) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts a Note in connection with such Make-Whole Fundamental Change will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices listed in the table and the earlier and later Effective Dates listed in the table, as applicable, based on a 365-day year;

(B) if the Stock Price is greater than $40.00, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate; and

(C) if the Stock Price is less than $5.89, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased as a result of this Section 10.1(b) and Section 10.1(c) to exceed 169.7777 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner, at the same time and for the same events for which the Conversion Rate must be adjusted as set forth in Section 10.4 hereof.

(vi) Except as provided in Section 10.10 hereof, if a Holder converts a Note in connection with a Make-Whole Fundamental Change, the Company will settle such conversion by delivering a number of shares of Common Stock and an amount of cash in lieu of fractional shares of Common Stock in accordance with Section 10.3 hereof; provided, however, that notwithstanding anything to the contrary in Section 10.3 hereof, if a Holder converts a Note in connection with a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change in which the holders of the Common Stock receive only cash in consideration for their shares of Common Stock, the Company will settle such conversion by delivering to such Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (i) the Conversion Rate on the Conversion Date applicable to such Note (including any Additional Shares added to such Conversion Rate pursuant to this Section 10.1(b)) and (ii) the Stock Price for such Make-Whole Fundamental Change.

(c) If a Holder elects to convert a Note prior to February 1, 2017 during any calendar quarter when the Notes have become convertible based upon the satisfaction of the condition described in Section 10.1(a)(ii), but excluding any conversions in connection with any Make-Whole Fundamental Change subject to Section 10.1(b) (an “Early Conversion”), the Company will increase the Conversion Rate for such Notes by the number of Additional Shares of Common Stock as described in this Section 10.1(c). The number of Additional Shares deliverable upon an Early Conversion will be determined by reference to the table set forth in Section 10.1(b)(iv) and by reference to clauses (iii) and (v) of Section 10.1(b) but will be based on an Effective Date of February 1, 2017 and a Stock Price determined based on the Conversion Date.

10.2 Exercise of Conversion Privilege; Settlement Upon Conversion.

(a) Unless the Conversion Date of any conversion in accordance with this Article 10 is on or after the Irrevocable Net Share Settlement Election Date, if any, and subject to this Section 10.2, Section 10.1(b), Section 10.1(c) and Section 10.10, upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (k) of this Section 10.2 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 10.3 (“Combination Settlement”), at its election, as set forth in this Section 10.2.

(i) All conversions occurring on or after November 1, 2032 or after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date shall be settled using the same Settlement Method.

(ii) Prior to November 1, 2032, except for any conversions that occur after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days.

(iii) Unless a Conversion Date is on or after the Irrevocable Net Share Settlement Election Date, the Company may elect the Settlement Method in accordance with the following procedures:

(A) in respect of any conversions occurring on or after November 1, 2032, the Company, through the Trustee, shall deliver notice (the “Settlement Notice”) of the relevant Settlement Method for such conversions to the Holders no later than November 1, 2032;

(B) in respect of any conversions occurring on or after the date of issuance of a Notice of Redemption, the Settlement Notice shall be included in the Notice of Redemption; and

(C) for any other Conversion Date, the Company, through the Conversion Agent, shall deliver such Settlement Notice to converting Holders no later than the Close of Business on the Second Scheduled Trading Day immediately following the relevant Conversion Date.

Each Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Fixed Dollar Amount. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Fixed Dollar Amount in such Settlement Notice, the Fixed Dollar Amount shall be deemed to be $1,000.

(iv) If the Company does not elect a Settlement Method in accordance with clause (iii) above with respect to any conversion, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement for such conversion and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Fixed Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.

(v) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(1) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder for each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 10.3;

(2) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 VWAP Trading Days during the related Observation Period; and

(3) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 25 VWAP Trading Days during the related Observation Period.

(vi) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) The Company shall have the right, in its sole discretion and without the consent of any Holder, to irrevocably elect (an “Irrevocable Net Share Settlement Election”), by notice to Holders, the Trustee and the Conversion Agent, promptly at any time prior to November 1, 2032, that Combination Settlement, with a Fixed Dollar Amount equal to $1,000), apply to each and every conversion of any Security whose Conversion Date is on or after the date (the “Irrevocable Net Share Settlement Election Date”) the Company provides such notice, which election, once given, shall be irrevocable; provided, however, that the Company shall have the right to irrevocably renounce its right to make an Irrevocable Net Share Settlement Election by notifying Holders, the Trustee and the Conversion Agent at any time prior to the earlier of (A) November 1, 2032 and (B) the Company’s exercise of the Irrevocable Net Share Settlement Election, in which case no Irrevocable Net Share Settlement Election is permitted to be made after such notice; if the Company has duly made an Irrevocable Net Share Settlement Election, then the Company need not, and may not, thereafter provide a Settlement Method Election Notice in respect of any conversion of a Note.

(c) Before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, (1) comply with the Applicable Procedures for conversion of a beneficial interest in the Global Note, (2) pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.2(i), and (3) if required, pay all taxes or duties required pursuant to Section 10.02(f), and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) in the form set forth on the Form of Note attached hereto as Exhibit A at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.2(i), and (5) if required, pay all taxes or duties required pursuant to Section 10.02(f). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 10 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice or an Specified Date Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice or such Specified Date Repurchase Notice in accordance with Section 3.4, respectively.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d) A Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (c) above. Except as otherwise provided in Section 10.1(b) or Section 10.10, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Trading Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Trading Day following the final VWAP Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Conversion Obligation.

(e) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(f) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(g) Except as provided in Section 10.4, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 10.

(h) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(i) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the Close of Business on a Regular Record Date, Holders of such Notes as of the Close of Business on such Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) if the Company has called such Notes for redemption; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day following corresponding Interest Payment Date; (3) for conversions following the Regular Record Date for the interest payment due on November 1, 2032 or (4) to the extent of any overdue interest, if any such amounts exist at the time of conversion with respect to such Notes.

10.3 Fractions of Shares. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. No fractional share of Common Stock shall be issued upon conversion of any Note or Notes. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Daily VWAP of the Common Stock on the last VWAP Trading Day of the relevant Observation Period (in the case of Combination Settlement) or the relevant Conversion Date (in the case of Physical Settlement).

10.4 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:

(a) In case the Company shall exclusively issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR´ = the Conversion Rate in effect immediately after the Open of Business on such Ex-Date or such effective date, as the case may be;

OSo = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Date or such effective date, as the case may be; and

OS´ = the number of shares of Common Stock that will be outstanding immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

Any adjustment to the Conversion Rate made under this clause (a) shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 10.4(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the record date for such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Prices of the Common Stock on the Trading Day immediately preceding the declaration date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on such Ex-Date;

OSo = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, option or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

Any increase made under this Section 10.4(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Date for such issuance had not occurred.

(c) In case the Company shall distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company, evidences of its indebtedness or other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities (excluding: (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 10.4(a) or (b); (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.4(d); (iii) except as provided in Section 10.4(q), rights issued pursuant to a stockholder rights plan adopted by the Company; and (iv) any dividend and distributions described below in this Section 10.4(c) with respect to Spin-Offs) (any such shares of Capital Stock, evidences of indebtedness or other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on such Ex-Date;

SPo = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding such Ex-Date; and

FMV = the fair market value as determined by the Board of Directors of the Distributed Property to be distributed with respect to each outstanding share of Common Stock as of such Ex-Date.

Any increase made under the portion of this Section 10.4(c) above will become effective immediately after the Open of Business on the Ex-Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SPo” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for the distribution.

With respect to an adjustment pursuant to this Section 10.4(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of the Company of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Close of Business on the effective date of such Spin-Off;

CR´ = the Conversion Rate in effect immediately after the Close of Business on such effective date;

FMVo = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the Last Reported Sale Price set forth above as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MPo = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will be given effect immediately after the Open of Business on the effective date for the Spin-Off; provided that, if one or more Trading Days of the Observation Period for a Note occurs on or after the Ex-Date for a Spin-Off, but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, such Observation Period will be suspended from, and including, the first such Trading Day to, and including, the first Trading Day of the Valuation Period for such Spin-Off and resume immediately after the first Trading Day of the Valuation Period for such Spin-Off and the reference in the above definition of “FMVo” to “10” shall be deemed replaced with a reference to one (1); provided, further, that if the first Trading Day of the Observation Period with respect to any Note surrendered for conversion occurs after the first Trading Day of the Valuation Period for a Spin-Off, but during the Valuation Period, the reference in the above definition of “FMVo” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, but excluding, such First Trading day of the Observation Period.

(d) In case the Company shall pay any dividends or distributions consisting exclusively of cash to all or substantially all holders of Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on such Ex-Date;

SPo = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding such Ex-Date for such dividend or distribution; and

C = the amount in cash per share distributed to holders of shares of Common Stock in such dividend or distribution.

Such increase shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors (or a committee thereof) determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SPo” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of the Common Stock equal to the Conversion Rate on the Ex-Date for such cash dividend or distribution.

(e) In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Close of Business on the tenth Trading Day immediately following and including the Trading Day next succeeding the date such tender or exchange offer expires;

CR´ = the Conversion Rate in effect immediately after the Close of Business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors (or a committee thereof) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OSo = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (before giving effect to such tender offer or exchange offer);

OS´ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP´ = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Averaging Period”).

If the Trading Day immediately following the date the tender or exchange offer expires is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in this Section 10.4(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates for such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period. If the first Trading Day of the Observation Period for a Note occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but before the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “SP´” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first day of the Averaging Period for such tender or exchange offer to, but excluding, the first Trading Day of such Observation Period.

For purposes of this Section 10.4 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which shares of the Common Stock (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(f) In addition to those required by Sections 10.4(a) through (e), and to the extent permitted by applicable law and subject to the listing standards of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 calendar days if the Board of Directors determines (which determination shall be conclusive) that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to the Holder of each Note, in the manner provided for in Section 13.1, a notice of such increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, in accordance with applicable law, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, subject to the listing standards of The New York Stock Exchange, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(g) Notwithstanding the foregoing, if any adjustment to the Conversion Rate described in Sections 10.4(a) through (e) becomes effective and, but for this provision, a Holder that has converted its Notes would receive shares of Common Stock based on an adjusted Conversion Rate and would be a record holder of such shares of Common Stock on the record date, effective date or expiration date for the dividend, distribution or other event giving rise to the adjustment or otherwise participates in such dividend, distribution or other event giving rise to the adjustment as a result of being treated as a holder of record of such shares of Common Stock, then, in lieu of receiving shares of Common Stock at such an adjusted Conversion Rate, the Company will adjust the amount of cash and the number of shares of Common Stock that the Company will deliver to such Holder as the Company determines is appropriate to reflect such Holder’s participation in the related dividend, distribution or other event giving rise to such adjustment.

(h) If any dividend, distribution or issuance described above is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would have been in effect if such dividend, distribution or issuance had not been declared. If the application of any of the foregoing formulas (other than in connection with a reverse share split, share combination or a readjustment pursuant to the immediately preceding sentence or an adjustment or readjustment pursuant to Section 10.4(a) or a readjustment set forth under Section 10.4(b)-(e)) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

(i) Except as stated in this Indenture, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(j) Without limiting the foregoing Section 10.4(i), no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest (including any Additional Interest).

(k) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 10.4. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (1) annually, on the anniversary of the Issue Date and (2) upon conversion of any Note (and on each VWAP Trading Day of the related Observation Period). Except as described in this Section 10.4, Section 10.1(b) or Section 10.1(c), the Company will not adjust the Conversion Rate.

(l) In any case in which this Section 10.4 provides that an adjustment shall become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 10.4(e) (each, an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.3. For purposes of this Section 10.4(l), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1), the date any dividend or distribution of Common Stock, shares of Capital Stock, evidences of indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and

(ii) in any case referred to in clause (2), the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(m) For purposes of this Section 10.4, subject to Section 10.4(c) hereof, the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but, so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, will not include shares of Common Stock held in the treasury of the Company.

(n) With respect to a conversion of Notes pursuant to this Article 10, at and after the Close of Business on the last VWAP Trading Day (the “Relevant Date” ) of the related Observation Period (in the case of a Combination Settlement) or on the relevant Conversion Date (in the case of Physical Settlement), the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date. On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes shall terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Note and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the Close of Business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

(o) Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Price, the Daily VWAP, the Daily Conversion Value and/or the Daily Settlement Amount over a span of multiple days (including with respect to an Observation Period and/or the Stock Price), the Company shall make appropriate adjustments (determined in good faith by the Board of Directors), to the extent no corresponding adjustment is otherwise made pursuant to the provisions of this Section 10.4, to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period when such Last Reported Sale Price, Daily VWAP, Daily Conversion Value and/or Daily Settlement Amount is to be calculated.

(p) Notwithstanding anything herein or in the Notes to the contrary, no adjustment shall be made to the Conversion Rate if Holders participate (as a result of holding the Notes, and at the same time as holders of Common Stock participate) in any of the transactions set forth in Sections 10.4(a) through (e) as if such Holders of the Notes held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes.

(q) To the extent that the Company has a preferred stock rights plan in effect upon conversion of the Notes into Common Stock, Holders will receive, in addition to any Common Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of Capital Stock, evidences of indebtedness or assets as described in clause Section 10.4(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(r) Notwithstanding the above, certain listing standards of The New York Stock Exchange may limit the amount by which the Company may increase the Conversion Rate pursuant to the events described in Section 10.4(b) through (e) and as described in Section 10.1(b) and Section 10.1(c). In the event of an increase in the Conversion Rate above that which would result in the Notes, in the aggregate, becoming convertible into shares in excess of such limitations, the Company will, at its option, either obtain stockholder approval of such issuances or deliver cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations based on the daily VWAP on each Trading Day of the relevant Observation Period in respect of which, in lieu of delivering shares of Common Stock of the Company, the Company delivers cash pursuant to this Section 10.4(r).

10.5 Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided:

(a) the Company shall compute the adjusted Conversion Rate in accordance with Section 10.4 and shall prepare an Officer’s Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

(b) upon each such adjustment, the Company shall provide a notice to all Holders, in the manner provided for in Section 13.1, stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder desiring inspection thereof at its office during normal business hours.

10.6 Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

10.7 Taxes on Conversions. Except as provided in the next sentence, the Company shall pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

10.8 Certain Covenants. Before taking any action which would cause an adjustment to the Conversion Rate that would result in reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue such shares of Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be validly issued, fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

10.9 Cancellation of Converted Notes. All Notes delivered for conversion (other than Notes that are to be exchanged pursuant to Section 10.2(a)(iii)) shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 2.10.

10.10 Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale. In the event of any:

(a) reclassification of the Common Stock;

(b) consolidation, merger or combination involving the Company; or

(c) sale or conveyance to another Person of all or substantially all of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 10.2 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 10.2 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 10.2 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) subject to Section 10.1(b) and Section 10.1(c), the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The Company and the Trustee (and any Successor Person, if applicable) shall, concurrently with the effective time of the Merger Event, execute a supplemental indenture to effect the requirements therefor pursuant to this Indenture. If the Reference Property for such Merger Event includes shares of stock or other securities or assets of a Person other than the Company, for such Merger Event, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain whatever additional provisions the Board of Directors considers to be reasonably necessary to protect the Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, in the manner provided for in Section 13.1, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

In the event a supplemental indenture is executed pursuant to this Section 10.10, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the type, amount and kind of cash, securities or property that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

The above provisions of this Section 10.10 shall similarly apply to any successive Merger Event.

10.11 Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 7.2, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 7.2, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.2, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.2, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 10.

10.12 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment to the Conversion Rate pursuant to Section 10.4;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries; then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Register, as promptly as possible but in any event at least 10 calendar days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

10.13 Limit on Issuance of Shares of Common Stock upon Conversion. Notwithstanding anything to the contrary in this Indenture, if an event occurs that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by any shareholder approval rules or listing standards of The New York Stock Exchange that are applicable to the Company, the Company will, at its option, either obtain stockholder approval of any issuance of Common Stock upon conversion of the Notes in excess such limitations or deliver cash in lieu of any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations based on the Daily VWAP on each VWAP Trading Day of the relevant Observation Period in respect of which, in lieu of delivering shares of Common Stock, the Company delivers cash pursuant to this Section 10.13.

ARTICLE 11

PAYMENT OF INTEREST

11.1 Payment of Interest. The Company shall pay interest on the Notes at a rate of 3.00% per annum, payable semi-annually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing on August 1, 2013. Interest on a Note shall be paid to the Holder in whose name such Note was registered at the Close of Business on January 15 or July 15 (each, a “Regular Record Date”), whether or not a Business Day, as the case may be, immediately preceding the relevant Interest Payment Date, and shall be computed on the basis of a 360-day year composed of twelve 30-day months. Payment of the Fundamental Change Repurchase Price, Redemption Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date. If the Conversion Date for a Note occurs after a Regular Record Date but on or before the corresponding Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the Holder of such Note on such Regular Record Date notwithstanding the conversion of such Note.

11.2 Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Regular Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 11.2(a) or (b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.2(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be provided in the manner provided for in Section 13.1, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 11.2(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 11.2(b), such manner of payment shall be deemed practicable by the Trustee.

11.3 Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and, to the extent applicable, Section 2.6 and Section 2.7, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE 12

OPTIONAL REDEMPTION

12.1 Right to Redeem.

(a) On or after February 1, 2017 and before February 1, 2019, the Company may, at its option, redeem any or all of the Notes, except for the Notes that the Company is required to repurchase pursuant to Article 3, if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in the period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date on which the Company provides notice of such redemption exceeds 130% of the applicable Conversion Price in effect on each such Trading Day. On or after February 1, 2019, the Company may, at its option, redeem any or all Notes, except for the Notes that the Company is required to repurchase pursuant to Article 3. Each such redemption set forth in this Section 12.1 is an “Optional Redemption.”

(b) If the Company elects to redeem Notes pursuant to an Optional Redemption, the redemption price (the “Redemption Price”) shall be payable in cash and shall be equal to 100% of the principal amount of Notes being redeemed, together with accrued and unpaid interest to, but not including, the Redemption Date (or, in the case of a Default by the Company in the payment of the Redemption Price, the day on which such Default is no longer continuing); provided, however, if Notes are redeemed on a date that is after the Close of Business on a Regular Record Date and prior to the Close of Business on the corresponding Interest Payment Date, the accrued interest payable in respect of such Interest Payment Date shall not be payable to Holders of the Notes to whom the Principal Amount of the Notes being redeemed pursuant to the Optional Redemption is paid, and shall instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on the relevant Regular Record Date for the corresponding Interest Payment Date.

(c) No Notes may be redeemed by the Company pursuant to an Optional Redemption if the Company has failed to pay any interest due on the Notes and such failure to pay is continuing.

(d) Except as provided in this Section 12.1, the Notes shall not be redeemable by the Company.

12.2 Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed pursuant to an Optional Redemption, the Trustee shall select the Notes to be redeemed (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) by lot, or on a pro rata basis or by any other method the Trustee considers reasonable and in accordance with Applicable Procedures (so long as such method is not prohibited by the rules of The New York Stock Exchange or any stock exchange on which the shares of Common Stock or other shares of Capital Stock of the Company are then listed, as applicable); provided however that no Note of a principal amount of $1,000 or less shall be redeemed in part. The Trustee shall make the selection within 7 days from its receipt of the Notice of Optional Redemption from the Company delivered pursuant to Section 12.3 from outstanding Notes not previously called for redemption.

12.3 Notice of Optional Redemption. Not more than 60 calendar days but not less than 30 Scheduled Trading Days prior to a Redemption Date in connection with an Optional Redemption, the Company shall mail a written notice of redemption (a “Notice of Optional Redemption”) by first-class mail, postage prepaid (in the case of Notes held in book entry form, by electronic transmission), to the Trustee, the Paying Agent and each Holder of Notes to be redeemed, at their addresses set forth in the Register.

The Notice of Optional Redemption shall specify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price

(c) the Applicable Conversion Rate and Applicable Conversion Price;

(d) the name and address of the Paying Agent and Conversion Agent;

(e) that Notes called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price, such date on which the Company pays the Redemption Price), at which time the right of the Holder to convert such Notes called for redemption will expire;

(f) that Holders who want to convert Notes must satisfy the requirements set forth therein and in this Indenture;

(g) that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(h) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers (if such Notes are held other than in global form) and Principal Amounts of the particular Notes to be redeemed;

(i) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and

(j) the CUSIP number of the Notes.

At the Company’s written request delivered at least 5 Business Days prior to the date such Notice of Optional Redemption is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Notice of Optional Redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.

12.4 Effect of Notice of Optional Redemption. Once a Notice of Optional Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Optional Redemption except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the Notice of Optional Redemption.

12.5 Deposit of Redemption Price. If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes for which a Notice of Optional Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note.

12.6 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part pursuant to an Optional Redemption, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination, which shall be $1,000 or multiples of $1,000 in excess thereof, equal in principal amount to the unredeemed portion of the Note surrendered. The Company shall not be required to register the transfer of or exchange any Notes selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

If the Trustee selects a portion of a Holder’s Notes for Optional Redemption and the Holder converts a portion of such Holder’s Notes, the converted portion of such Holder’s Notes shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such converted portion over such portion selected for redemption.

ARTICLE 13

MISCELLANEOUS

13.1 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by electronic transmission in PDF format or facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

OPKO Health, Inc.

4400 Biscayne Blvd

Miami, FL 33137

Attn: Chief Financial Officer

if to the Trustee, the Registrar, the Paying Agent, the Conversion Agent or the Bid Solicitation Agent:

Wells Fargo Bank, National Association

7000 Central Parkway, Suite 550

Atlanta, GA 30328

Facsimile: 770-551-5118

Attention: Corporate Trust Services—Administrator for OPKO Health, Inc.

3.00% Convertible Senior Notes due 2033

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears in the Register and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall, at the same time, mail a copy to the Trustee and each of the Registrar, the Paying Agent and the Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company shall also cause the Trustee to mail a copy of the notice to each of the Registrar, the Paying Agent and the Conversion Agent at the same time it mails the notice to the Holders.

13.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions and subject to reasonable assumptions and exclusions) have been complied with; provided, however, that such Opinion of Counsel shall not be required to be furnished in connection with the removal of any Restricted Notes Legends or Restricted Stock Legends.

Each Officer’s Certificate and Opinion of Counsel shall comply with the applicable requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

13.3 Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officer’s Certificate required to be delivered pursuant to Section 4.4 or Section 4.9) provided for in this Indenture shall include:

(a) a statement that each Person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(c) a statement that, in the view or opinion (as applicable) of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion (as applicable) as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the view or opinion (as applicable) of such Person, such covenant or condition has been complied with.

13.4 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.5 Rules by Trustee. The Trustee may make reasonable rules for action by or a meeting of Holders.

13.6 Trust Indenture Act. From and after qualification of this Indenture under the Trust Indenture Act, (a) if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control; and (b) if any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

13.7 Governing Law; Waiver of Jury Trial. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE, AND THE HOLDERS BY THEIR PURCHASE OF NOTES HEREUNDER, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

13.8 No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

13.9 Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder upon the written request of such Holder. The Trustee shall not be liable as to the correctness of such calculations.

13.10 Successors. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes shall bind their respective successors.

13.11 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

13.12 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

13.13 Force Majeure. The Trustee, the Registrar, the Paying Agent and the Conversion Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

13.14 Submission to Jurisdiction. The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any federal court with applicable subject matter jurisdiction sitting in the City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

13.15 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Indenture to be duly executed as of the date first written above.

OPKO HEALTH, INC.

By:	/s/ Adam Logal
Name: Adam Logal Title: Vice President, Finance,
CAO and Treasurer

SIGNATURE PGE TO THE INDENTURE

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory Title: Vice President

SIGNATURE PGE TO THE INDENTURE

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS 2.1 AND 2.6 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF OPKO HEALTH, INC., 4400 BISCAYNE BOULEVARD, MIAMI, FLORIDA 33137, ATTENTION: SECRETARY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.” [Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR.

CUSIP No.:

ISIN No.:

No.: [            ]

Principal Amount $[            ]

as revised by the Schedule of Increases

and Decreases in the Global Note attached hereto

OPKO HEALTH, INC.

3.00% Convertible Senior Note due 2033

OPKO Health, Inc., a Delaware corporation, promises to pay to [            ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of $[            ] on February 1, 2033 (the “Maturity Date”).

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

Additional provisions of this Note are set forth on the other side of this Note.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

OPKO HEALTH, INC.

By:
Name: Title:

SIGNATURE PAGE TO NOTE

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

SIGNATURE PAGE TO NOTE

[FORM OF REVERSE OF NOTE]

OPKO HEALTH, INC.

3.00% CONVERTIBLE SENIOR NOTE DUE 2033

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.00% Convertible Senior Notes due 2033 (the “Notes”), initially issued in the aggregate principal amount of $175,000,000, all issued or to be issued under and pursuant to an Indenture dated as of January 30, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Pursuant to Section 6.2(b) of the Indenture or the Registration Rights Agreement, in certain circumstances, the Holder will be entitled to Additional Interest.

In case an Event of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of not less than 25% in aggregate principal amount of the outstanding Notes, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Fundamental Change Repurchase Price, Specified Date Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, including Additional Interest, if any, on, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

No sinking fund is provided for the Notes. All or any portion (in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof) of the outstanding Notes are subject to redemption, at the option of the Company during certain periods, upon the occurrence of certain conditions and subject to certain exceptions, at a price equal to the Redemption Price, as specified in the Indenture.

Upon the occurrence of a Fundamental Change or a Specified Repurchase Date, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof) on the Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable, at a price equal to the Fundamental Change Repurchase Price or the Specified Date Repurchase Price, as applicable.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, to convert any Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof, into cash and shares of Common Stock, if any, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Attachment 1

FORM OF CONVERSION NOTICE

To convert this Note into shares of the Common Stock of the Company, check the box ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

Attachment 2

FORM OF REPURCHASE NOTICE

To: OPKO Health, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from OPKO Health, Inc. (the “Company”) [as to the occurrence of a Fundamental Change with respect to the Company][as to the occurrence of an Specified Repurchase Date and specifying the Specified Repurchase Date] and hereby directs the Company to pay, or cause the Trustee to pay, it or an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the [Fundamental Change Repurchase Date][Specified Repurchase Date], as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (which amount must be $0 or an integral multiple of $1,000):

By:

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

INITIAL PRINCIPAL AMOUNT OF GLOBAL NOTE:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or Authorized Signatory of Trustee

EXHIBIT B

FORM OF TRANSFER CERTIFICATE

3.00% CONVERTIBLE SENIOR NOTES DUE 2033

TRANSFER CERTIFICATE

This certificate relates to $            principal amount of Notes held in (check applicable space)             book-entry or             definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture;

☐	has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a beneficial interest in another Global Note in an aggretate principal amount equal to its beneficial interest in such first Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Register by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	to the Company or subsidiary thereof; or

(2)	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(6)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933); or

(7)	pursuant to another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

TO BE COMPLETED BY PURCHASER IF (6) ABOVE IS CHECKED.

The undersigned represents and warrants it is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for its own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and it is acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and it invests in or purchases securities similar to the Notes in the normal course of our business. The undersigned, and any accounts for which it are acting, are each able to bear the economic risk of its investment.

The undersigned further understands that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. The undersigned agrees on its own behalf and on behalf of any investor account for which it is purchasing Notes to offer, sell or otherwise transfer such Notes only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT C

RESTRICTED STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT, (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO THE EXTENT THE COMMON STOCK IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (DE) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), OR (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT.